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                                                                     EXHIBIT (P)
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                             Fountain Square Funds

                                CODE OF ETHICS


1.  Statement of General Fiduciary Principles
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This Code of Ethics ("Code") is based on the principles that (i) Access Persons
(as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their personal transactions in Securities in a manner which neither interferes with the Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Fund; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Fund ahead of the Access Person's own personal interests or the interests of others and avoid any potential conflicts of interest. For example, Access Persons should avoid the appearance of conflict from a personal transaction in a Security, when the Security is or should be recommended, or the failure to purchase or sell such Security for, the Fund, occurs.

Access Persons must adhere to general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code Technical compliance with the terms of this Code and the Associated Procedures may not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Persons' fiduciary duty to the Fund and its shareholders or a failure to adhere to general fiduciary principles.

2.  Definition
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(a) "Adviser" means The Fifth Third Bank.

(b) "Fund" means the registered investment company named above, which adopts this Code (including any series or portfolios of such Fund registered under the 1940 Act).

(c) "Access Person" means any trustee, officer, general partner, employee, or Advisory Person of the Fund, and all relatives living within the same household as the Access Person who in connection with his/her regular functions or duties makes, participates in or obtains information regarding the purchase or sale of a Security by the Fund; provided however, that any Access Person who is an employee of the Fund's investment adviser, its principal underwriter or any affiliate or subsidiary of the Fund's investment adviser or principal underwriter shall be subject to the provisions and terms of such adviser's or underwriter's code of ethics and shall not be subject to this Code and its Associated Procedures.

(d) The "1940 Act" means the Investment Company Act of 1940, as amended.

(e) "Advisory Person" means (i) any employee of the Fund, who, in connection with the employee's regular functions or duties, makes, participates in, or normally obtains



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     information regarding the current purchase or sales of a Security by the fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who normally obtains information concerning current recommendations made to the fund with regard to the purchases or sales of a Security.

(f) "Associated Procedures" means those policies, procedures and/or statements that have been adopted by the Fund, and which are designated to supplement this Code and its provisions.

(g) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(h) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct and indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or direct the voting) over such Securities; or
     (iii) receives any benefits substantially equivalent to those of ownership.

(i) "Control" shall have the same meanings as that set forth in Section 2(a)(9) of the 1940 Act.

(j) "Disinterested director means a director, trustee or managing general partner of the Fund who is not an "interested person of the Fund within the meaning of the Section 2(a)(19) of the 1940 Act.

(k)  "Purchase or sale of a Security" includes, inter alia, the writing of an
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     option to purchase or sell a Security.

(l) "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers); Access Persons who provide information and advice to such portfolio managers (such as security analysts); and Access Persons who assist in executing investment decisions for the Fund (such as traders). As the context requires, "Investment Personnel may refer to one or more Access Persons.

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(m)   "Security" shall have the meaning set forth in Section 2(a)(36) of the
      1940 Act, and shall include; equity and debt securities; options on and warrants to purchase equity or debt securities; shares of close-end investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, "Security" shall include future contracts. "Security" shall not include securities issued by the Government of the United States (including short term debt securities which are U.S. government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper shares of registered open-end investment companies; Securities which are not eligible for purchase or sale by the Fund; and such other instruments as may be determined by the Fund's Board of Directors, from time to time.

(n) "Public Company" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

3.    Exempted transactions
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The prohibitions of Section 4 of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

(c) Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

(d)   Purchases effected upon the exercise of rights issued by an issuer pro
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      rata to all holders of a class of its Securities, to the extent such
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      rights were acquired from such issuers, and any sales of such rights so acquired.

4.    Prohibited Transactions and Activities
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(a)   No Access Person shall purchase or sell, directly or indirectly, any
      Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

      (i) that such transaction violates the general fiduciary principles of this Code; or

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      (ii)   such Security is being purchased or sold (pending buy or sell, see section 4(f)) by the Fund.

(b) Inducing or causing the Fund to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Fund, is a violation of this Code. Examples of this would include causing the Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security and causing the Fund to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

(c) Using knowledge of the fund's portfolio transactions to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

(d) All Access Persons are prohibited from acquiring any Security distributed in an initial public offering, until trading of the Security commences in the secondary market.

(e) All Access Persons are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the prior approval of an Executive or Senior Vice President of the Fund's Adviser (or his designee). In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this investment to the Adviser if the Investment Personnel participates in any subsequent consideration of any potential investment, by the Fund, in the issuer of those Securities.

(f) All Access Persons are prohibited from executing a personal transaction in any Security during which the Fund has a pending "buy" or "sell" order for that Security, or is considering or reviewing a transaction in such Security, until the Fund's order or action is either executed or concluded. All Investment Personnel are prohibited from purchasing or selling any Security within one (1) business day before or after the Fund purchases or sells the same Security (the "Black-out period"), unless such Access Person has obtained prior written approval from the Fund's President to buy or sell any such Security. Transactions undertaken in violation of this prohibition will either be required to be unwound, or any profits realized by an Access Person on any personal transactions in Securities within the Black-out period will be required to be disgorged (to an entity designated by the Fund's Adviser, and the Access Person will be subject to disciplinary action, as determined by the Fund's Board of Directors.

(g) All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing or more than a de minimis value in any

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     year from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less.
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(h)  All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the President of the fund. Authorization to serve on the board of a Public Company may be granted in instances where the Fund determines that such board service would be consistent with the interests of the Fund and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to recuse himself from participating in any deliberations by the Fund regarding possible investments in the securities issued by the Public Company on whose board the Investment Personnel sits.

5.   Reporting
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(a)  Every Access Person shall report to the Fund the information described in
     Section 5(c) of this Code with respect to transactions (other than those personal transactions in Securities exempted under Section 3 of this Code) in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(b) A Disinterested director of the Fund need only report a personal transaction In a Security if such director, at the time of that personal transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known, that during the period immediately preceding or following the date of the personal transaction by the director, such Security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or its investment adviser.

(c) Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

     (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

     (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (iii) the price at which the transaction was effected;

     (iv) the name of the broker, dealer or bank through whom the transaction was effected; and


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     (v)  if there were no personal transactions in Securities during the period, then the report must state "none".

(d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

(e) Every Access Person, if requested by the President of the Fund, is required to direct his or her broker to forward to the designated officer of the Adviser, duplicate copies of both confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

(f) Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other things of value of more than de minimis
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     value in any year from any person or entity that does business either with or on behalf of the Fund or (including an issuer of Securities or any entity or person through whom the Fund purchases or sells Securities) is required to report the receipt of such gift to the Fund's designated compliance officer. This reporting requirement shall not apply to:

     (i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

     (ii) the acceptance of meals, refreshments or entertainments of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

     (iii) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

     (iv) the acceptance of gifts, meals, refreshments, or entertainments of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

     (v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

(g) All Access Persons, on an annual basis upon request of the President of the Fund or his designee will be required to furnish a list of all Securities held by such Access Person or the members of his household. All Access Persons, upon commencement of employment, are required to disclose a list of all personal Securities holdings.

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     In addition, all Access Persons are required, on a periodic basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

(h) A disinterested director shall be exempt from the reporting requirements contained in subparagraphs (e) and (g) of this Section 5 of this Code, so long as at the time of the personal transaction in the Security, the Disinterested director neither know, nor in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that during the pay period immediately preceding or after the date of the transaction in the Security by the Disinterested director the Security was purchased or sold by the Fund, or considered for purchase or sale.

6.   Sanctions
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Upon discovering a violation of this Code, the Board of Directors of the Fund may take such actions or impose such sanctions, if any, as it deems appropriate, including a letter of censure or suspension, a fine, or termination of the employment of the violator (In instances where the violation is committed by a member of the Access Person's household, any sanction would be imposed on the Access Person.) The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.